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                                  EXHIBIT 23.1





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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


The Board of Directors
First Fidelity Bancorporation

We consent to the incorporation by reference in this Registration Statement on Form S-8 of First Fidelity Bancorporation of our report dated January 14, 1993, relating to the consolidated statements of condition of First Fidelity Bancorporation and subsidiaries as of December 31, 1992 and 1991 and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three year period ended December 31, 1992, which report appears in the December 31, 1992 annual report on Form 10-K of First Fidelity Bancorporation which is incorporated herein by reference.

In addition, we consent to the incorporation by reference in this Registration Statement on Form S-8 of First Fidelity Bancorporation of our report dated June 3, 1993, relating to the statements of net assets available for benefits of the First Fidelity Bancorporation Savings Plan as of December 31, 1992 and 1991 and the related statements of changes in net assets available for benefits for each of the years in the two year period ended December 31, 1992, which report appears in the December 31, 1992 annual report on Form 11K of First Fidelity Bancorporation which is incorporated herein by reference.

/s/ KPMG Peat Marwick

February 28, 1994
New York, New York





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